UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	September 30, 2011
(Date of earliest event reported):	September 28, 2011

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2011, Fulton Financial Corporation (“Fulton”) and R. Scott Smith, Jr., Fulton’s Chief Executive Officer (the “Executive”) entered into a Retention Bonus Agreement (the “Agreement”) which was approved by Fulton’s Board of Directors (the “Board”) based on the recommendations of the Human Resources Committee (the “Committee”) of the Board and its independent compensation consultant.

As part of its regular review of Fulton’s executive compensation practices in consultation with an independent compensation consultant, the Committee determined that it should consider a supplemental cash retention award for the Executive in order to position the Executive closer to the median compensation level among Fulton’s peer companies. Further, going forward, the Committee believes that the Executive will continue to play a critical role in Fulton’s future success, as it falls principally upon him and the other members of management to determine and achieve Fulton’s strategic goals. Specifically, the Executive will be required to guide Fulton through unprecedented regulatory changes and in its efforts to grow both organically through branch expansion and externally through strategically important mergers and other acquisition opportunities.

Thus, the Committee has recommended to the Board, that a supplemental cash retention award be made to the Executive, with the goals of such an award including the following:

•	to ensure the Executive’s continued employment at competitive compensation levels;
•	to provide an incentive to the Executive to arrange a smooth transition for his successor as he approaches retirement age;
•	to continue to motivate the Executive to drive Fulton’s performance; and
•	to ensure that the Executive does not pursue employment at a competitor.

Therefore, the Board, upon recommendation of the Committee and the Committee’s independent compensation consultant, has concluded that, in addition to the amended employment agreement dated November 14, 2008 between the Executive and Fulton (“Executive’s Employment Agreement”) and other benefits available to him, an additional financial incentive should be provided to the Executive in the form of a supplemental cash retention award in an amount equal to one million, three hundred thousand dollars ($1,300,000.00) (the “Retention Bonus”) payable in the event that he remains employed through December 31, 2012, as more fully described in the Agreement.

    The Agreement provides that the Retention Bonus will be paid to the Executive as soon as permissible and administratively practicable on or after January 1, 2013 but no later than January 15, 2013: A) if the Executive remains employed by Fulton through December 31, 2012; or B) upon the occurrence of a separation from service with Fulton only if the separation from service occurs before December 31, 2012: (i) on account of a Disability while actively employed by Fulton, (ii) on account of an involuntary termination of the Executive’s employment by Fulton without Cause, (iii) on account of the Executive’s termination of his employment with Fulton for Good Reason, or (iv) on account of the Executive’s death while actively employed by Fulton. Other than upon the occurrence of a separation from service under one of these four conditions, the Executive shall have no vested interest in the Retention Bonus payment until the Retention Bonus vests on December 31, 2012.

As defined in the Agreement, “Disability” means that the Executive, by reason of a medically determinable physical or medical impairment that can be expected to result in death or expected to last for a continuous period of at least twelve (12) months, (i) is unable to engage in any substantial gainful activity or (ii) has received income replacement benefits for a period of at least three months under an accident or health plan of Fulton.

Under the Agreement, “Cause” means the following: (i) the Executive shall have committed an act of dishonesty constituting a felony and resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of Fulton; (ii) the Executive's use of alcohol or other drugs which interferes with the performance by the Executive of Executive's duties; (iii) the Executive shall have deliberately and intentionally refused or otherwise failed (for reasons other than incapacity due to accident or physical or mental illness) to perform Executive's duties to Fulton, with such refusal or failure continuing for a period of at least 30 consecutive days following the receipt by Executive of written notice from Fulton setting forth in detail the facts upon which Fulton relies in concluding that Executive has deliberately and intentionally refused or failed to perform such duties; or (iii) the Executive's conduct that brings public discredit on or injures the reputation of Fulton, in Fulton's reasonable opinion.

Under the Agreement, the Executive has “Good Reason” to terminate his employment if one of the following conditions (a) through (c) comes into existence, the Executive provides notice to Fulton of the existence of the condition within ninety (90) days of its initial existence, and Fulton fails to remedy the condition within thirty (30) days of receiving notice of its existence:

(a)           There has occurred a material breach of Fulton's material obligations under the Agreement;

(b)           Fulton, without the Executive's prior written consent, changes or attempts to change in any material respect the authority, duties, compensation, benefits or other terms or conditions of the Executive's employment in a manner that is adverse to the Executive; or

(c)           Fulton requires the Executive to be based at a location outside a thirty-five (35) mile radius of the location where the Executive previously was based, except for reasonably required travel on Fulton's business.

    Notwithstanding anything in the Executive’s Employment Agreement to the contrary, in the event payment of the Retention Bonus payment is made in connection with a Change in Control and the Executive is determined to be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the tax gross-up right provided to the Executive in the Executive’s Employment Agreement shall not operate to provide the Executive with a tax gross-up payment for amounts attributable solely to the Agreement, and the Executive is solely responsible for the payment of all associated taxes in connection with such event.

    The Agreement further (i) prohibits the Executive from, directly or indirectly, competing with, and/or soliciting or contacting any customers, employees or suppliers of, Fulton for a period of two (2) years after the Executive’s separation from service with Fulton, and (ii) subjects the Retention Bonus to any Clawback Policy that the Board may adopt.  In the absence of a formal Clawback Policy, the Executive is required to forfeit and pay back to Fulton the Retention Bonus paid to the Executive if: (a) a court makes a final determination that the Executive directly or indirectly engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by Fulton; or (b) the independent members of the Board determine that the Executive has committed a material violation of Fulton’s Code of Conduct.

The preceding description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Retention Bonus Agreement between Fulton Financial Corporation and R. Scott Smith, Jr. dated September 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Chief Financial Officer

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